SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 4, 2007

CRYO-CELL INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Delaware	0-23386	22-3023093
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

700 Brooker Creek Blvd., Suite 1800

Oldsmar, Florida 34677

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (813) 749-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2007, Cryo-Cell International, Inc. (the “Company”) entered into an Agreement with Andrew J. Filipowski, the Andrew J. Filipowski Revocable Trust and Matthew G. Roszak (collectively, the “Holders”). Pursuant to the Agreement, the Company agreed that, upon recommendation of the governance committee of the board of directors, which was received previously, Andrew J. Filipowski would be nominated, as part of management’s group of director-nominees, for election to the board of directors. The Company agreed to increase the size of its board of directors to six directors, effective as of the date of the Company’s 2007 annual meeting of stockholders. The Holders agreed to vote all shares for which they have voting power for each of management’s director-nominees at the 2007 annual meeting of stockholders. In addition, the Holders agreed that the Holders will not take certain actions, nor will any of their affiliates or associates (as defined in the Agreement) take such actions, without the prior written consent of the board of directors until the earlier of (a) the Company’s 2008 annual meeting of stockholders or (b) such time as Andrew J. Filipowski is no longer a director of the Company (for a reason other than his voluntary resignation from the board of directors). The activities restricted by the Agreement include, among other things, (x) engaging in any solicitation of proxies or consents to vote any voting securities of the Company in opposition to the recommendations of the board of directors or becoming a participant in any election contest with respect to the Company; (y) otherwise taking any action to obtain representation on the board of directors, except for actions permitted expressly by the Agreement; or (z) entering into any agreements with any third party with respect to any of the foregoing. A copy of the Agreement is being filed as an exhibit to this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2007, the Company entered into an Agreement with Andrew J. Filipowski, the Andrew J. Filipowski Revocable Trust and Matthew G. Roszak, pursuant to which the Company agreed to nominate Mr. Filipowski for election to the Board of Directors at the 2007 annual meeting of stockholders. The description of the Agreement in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Agreement dated June 4, 2007 by and among the Company and Andrew J. Filipowski, the Andrew J. Filipowski Revocable Trust and Matthew G. Roszak.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYO-CELL INTERNATIONAL, INC.
(REGISTRANT)

Date: June 8, 2007	By:	/s/ Jill M. Taymans
JILL M. TAYMANS, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement dated June 4, 2007 by and among the Company and Andrew J. Filipowski, the Andrew J. Filipowski Revocable Trust and Matthew G. Roszak.